Exhibit 99.1

Teradyne Reports First Quarter 2020 Results

•	Revenue of $704 million in Q1’20, growth of 43% from Q1’19

•	Test revenue grew 50% from Q1’19

•	Industrial Automation revenue declined 9% from Q1’19 on global manufacturing weakness

•	Share repurchase program suspended as of April 1, 2020

	Q1’20	Q1’19	Q4’19
Revenue (mil)	$704	$494	$655
GAAP EPS	$0.97	$0.62	$0.69
Non-GAAP EPS	$1.00	$0.54	$0.88

==========================================

NORTH READING, Mass. – April 21, 2020 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $704 million for the first quarter of 2020 of which $484 million was in Semiconductor Test, $116 million in System Test, $60 million in Industrial Automation (IA) and $43 million in Wireless Test. GAAP net income for the first quarter was $176.2 million or $0.97 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $172.5 million, or $1.00 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, discrete tax adjustments and included the related tax impact on non-GAAP adjustments.

“First quarter sales and earnings were in line with our January guidance through the extraordinary efforts of our operations team, their supply line partners, and our customer support teams,” said CEO and President Mark Jagiela. “Production ramps of recent design wins in our System on a Chip and Memory test units continued as planned and the climate in our test businesses remains cautiously positive. However, our Industrial Automation results were below plan as we faced considerable headwinds from the COVID-19 related impacts on global manufacturing activity.

“While test demand remains strong entering the second quarter and our balance sheet has over $900 million in available cash, the impacts of the global pandemic on short term Test and Industrial Automation demand remain uncertain. As a result, we are prudently managing our cash flow and have suspended our share repurchase program until there is more clarity on the economic front. Our second quarter guidance ranges are broader than usual to reflect that demand and supply uncertainty.”

Guidance for the second quarter of 2020 is revenue of $690 million to $800 million, with GAAP net income of $0.76 to $1.05 per diluted share and non-GAAP net income of $0.86 to $1.16 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, April 22. Interested investors should access the webcast at investors.teradyne.com/events-presentations at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on Teradyne’s Investor Relations site at investors.teradyne.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2019, Teradyne had revenue of $2.3 billion and today employs 5,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 outbreak, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of the U.S. export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 outbreak, or the impact of the U.S. export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend program may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the current Entity List restrictions has not significantly impacted Teradyne’s sales. There have been recent news reports that the U.S. Department of Commerce plans to modify the U.S. EAR to expand the scope of the regulations to include additional products that would become subject to the Entity List restrictions relating to Huawei and the designated Huawei entities including HiSilicon. These modified regulations, if implemented as currently reported, may impact Teradyne’s sales to third party contract manufacturers used by Huawei and HiSilicon to manufacture and test semiconductor and other electronic devices. Because the business environment for Huawei is both fluid and uncertain, there are also risks that Huawei, HiSilicon and their third party contract manufacturers may have less demand for Teradyne’s products and/or may purchase products from Teradyne’s competitors who are not impacted by the U.S. regulations. Until these or any new regulations become public and effective, Teradyne will not know the extent of the impact on its business with Huawei, HiSilicon and their third party contract manufacturers. However, it is possible that these modified regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency would have a material impact on Teradyne’s business and financial results.

The global outbreak of the recent novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. Teradyne management believes COVID-19 has adversely impacted its results of operations, including increased costs, but cannot accurately estimate the amount of the impact for Teradyne’s first quarter 2020 financial results and to its future financial results. There is considerable uncertainty regarding the impact on Teradyne’s business from the measures in place and potential future measures, and restrictions on Teradyne’s access to its manufacturing facilities or on its support operations or workforce, or similar limitations for its contractor manufacturers and suppliers, and restrictions or disruptions of transportation, such as reduced availability of transportation and increased border controls or closures, could limit Teradyne’s capacity to meet customer demand and have a material adverse effect on its financial condition and results of operations. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty could result in a significant decrease in demand for Teradyne’s products for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences), and the company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be harmed. Due to the uncertainty regarding the length, severity and potential business impact of the COVID-19 pandemic, Teradyne has suspended its stock repurchase program. In January 2020, Teradyne announced its intention to repurchase $250 million in shares in 2020. At this time, Teradyne does not know whether or when it will continue its 2020 repurchase plan or authorize future stock repurchase programs. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the impact of the COVID-19 outbreak and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2020

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended
	March 29, 2020	December 31, 2019	March 31, 2019
Net revenues	$704,355	$654,650	$494,099
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	298,805	271,412	206,464

Gross profit	405,550	383,238	287,635
Operating expenses:
Selling and administrative	111,388	117,092	102,013
Engineering and development	85,159	86,794	76,791
Acquired intangible assets amortization	9,891	9,784	10,634
Restructuring and other (2)	(7,606)	(2,088)	5,112

Operating expenses	198,832	211,582	194,550
Income from operations	206,718	171,656	93,085
Interest and other expense (3)	9,649	22,770	(894)

Income before income taxes	197,069	148,886	93,979
Income tax provision (benefit)	20,878	23,811	(15,159)

Net income	$176,191	$125,075	$109,138

Net income per common share:
Basic	$1.06	$0.75	$0.63

Diluted	$0.97	$0.69	$0.62

Weighted average common shares — basic	166,589	167,286	173,532

Weighted average common shares — diluted (4)	180,736	181,780	176,972

Cash dividend declared per common share	$0.10	$0.09	$0.09

(1) Cost of revenues includes:	Quarter Ended
	March 29, 2020	December 31, 2019	March 31, 2019
Provision for excess and obsolete inventory	$4,057	$6,396	$2,397
Sale of previously written down inventory	(1,077)	(1,222)	(778)
Inventory step-up	118	64	—

	$3,098	$5,238	$1,619

(2) Restructuring and other consists of:	Quarter Ended
	March 29, 2020	December 31, 2019	March 31, 2019
Contingent consideration fair value adjustment	$(10,020)	$(2,796)	$2,970
Acquisition related expenses and compensation	1,358	248	1,343
Employee severance	728	460	799
Other	328	—	—

	$(7,606)	$(2,088)	$5,112

(3) Interest and other includes:	Quarter Ended
	March 29, 2020	December 31, 2019	March 31, 2019
RealWear investment impairment	$—	$15,000	$—
Non-cash convertible debt interest	3,540	3,496	3,368
Pension actuarial loss	—	7,727	—

	$3,540	$26,223	$3,368

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended March 29, 2020, December 31, 2019, and March 31, 2019, 7.3 million, 7.3 million and 2.2 million shares, respectively, have been included in diluted shares. For the three months ended March 29, 2020, and December 31, 2019, diluted shares also included 5.5 million and 5.4 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 29, 2020	December 31, 2019
Assets
Cash and cash equivalents	$593,494	$773,924
Marketable securities	211,001	137,303
Accounts receivable, net	487,365	362,368
Inventories, net	182,978	196,691
Prepayments and other current assets	227,740	188,598

Total current assets	1,702,578	1,658,884

Property, plant and equipment, net	332,241	320,216
Operating lease right-of-use assets, net	58,808	57,539
Marketable securities	100,513	104,490
Deferred tax assets	74,493	75,185
Retirement plans assets	18,229	18,457
Other assets	9,272	10,332
Acquired intangible assets, net	114,321	125,480
Goodwill	409,933	416,431

Total assets	$2,820,388	$2,787,014

Liabilities
Accounts payable	$129,633	$126,617
Accrued employees’ compensation and withholdings	119,226	163,883
Deferred revenue and customer advances	98,815	104,876
Other accrued liabilities	87,274	70,871
Operating lease liabilities	19,591	19,476
Contingent consideration	662	9,106
Income taxes payable	58,760	44,200

Total current liabilities	513,961	539,029

Retirement plans liabilities	125,970	134,471
Long-term deferred revenue and customer advances	50,791	45,974
Deferred tax liabilities	11,628	14,070
Long-term other accrued liabilities	19,941	19,535
Long-term contingent consideration	19,810	30,599
Long-term operating lease liabilities	46,328	45,849
Long-term income taxes payable	82,820	82,642
Debt	398,466	394,687

Total liabilities	1,269,715	1,306,856

Shareholders’ equity	1,550,673	1,480,158

Total liabilities and shareholders’ equity	$2,820,388	$2,787,014

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 29, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$176,191	$109,138

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,489	16,651
Amortization	13,391	12,942
Stock-based compensation	10,460	9,474
Provision for excess and obsolete inventory	4,057	2,397
Losses (gains) on investments	4,657	(2,828)
Deferred taxes	(1,825)	1,206
Contingent consideration fair value adjustment	(10,020)	2,970
Other	503	219
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(126,779)	(41,706)
Inventories	15,818	(2,917)
Prepayments and other assets	(39,620)	(18,648)
Accounts payable and other liabilities	(35,323)	(53,323)
Deferred revenue and customer advances	(913)	6,455
Retirement plans contributions	(1,262)	(1,210)
Income taxes	15,278	(22,804)

Net cash provided by operating activities	43,102	18,016

Cash flows from investing activities:
Purchases of property, plant and equipment	(36,700)	(25,711)
Purchases of marketable securities	(187,119)	(375,184)
Proceeds from maturities of marketable securities	98,457	141,201
Proceeds from sales of marketable securities	15,005	5,440
Acquisition of businesses, net of cash acquired	149	(6,970)
Proceeds from life insurance	—	273

Net cash used for investing activities	(110,208)	(260,951)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	12,752	14,268
Repurchase of common stock	(79,039)	(156,468)
Dividend payments	(16,686)	(15,627)
Payments related to net settlement of employee stock compensation awards	(22,070)	(14,318)
Payments of contingent consideration	(8,852)	(27,615)

Net cash used for financing activities	(113,895)	(199,760)

Effects of exchange rate changes on cash and cash equivalents	571	(329)

Decrease in cash and cash equivalents	(180,430)	(443,024)
Cash and cash equivalents at beginning of period	773,924	926,752

Cash and cash equivalents at end of period	$593,494	$483,728

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 29, 2020	% of Net Revenues			December 31, 2019	% of Net Revenues			March 31, 2019	% of Net Revenues
Net revenues	$704.4				$654.7				$494.1
Gross profit GAAP and non-GAAP	$405.6	57.6%			$383.2	58.5%			$287.6	58.2%
Inventory step-up	0.1	0.0%			0.1	0.0%			—	—

Gross profit non-GAAP	$405.7	57.6%			$383.3	58.5%			$287.6	58.2%
Income from operations — GAAP	$206.7	29.3%			$171.7	26.2%			$93.1	18.8%
Acquired intangible assets amortization	9.9	1.4%			9.8	1.5%			10.6	2.1%
Restructuring and other (1)	(7.6)	-1.1%			(2.1)	-0.3%			5.1	1.0%
Inventory step-up	0.1	0.0%			0.1	0.0%			—	—

Income from operations — non-GAAP	$209.1	29.7%			$179.5	27.4%			$108.8	22.0%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 29, 2020	% of Net Revenues	Basic	Diluted	December 31, 2019	% of Net Revenues	Basic	Diluted	March 31, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$176.2	25.0%	$1.06	$0.97	$125.1	19.1%	$0.75	$0.69	$109.1	22.1%	$0.63	$0.62
Acquired intangible assets amortization	9.9	1.4%	0.06	0.05	9.8	1.5%	0.06	0.05	10.6	2.1%	0.06	0.06
Interest and other (2)	3.5	0.5%	0.02	0.02	18.5	2.8%	0.11	0.10	3.4	0.7%	0.02	0.02
Restructuring and other (1)	(7.6)	-1.1%	(0.05)	(0.04)	(2.1)	-0.3%	(0.01)	(0.01)	5.1	1.0%	0.03	0.03
Pension mark-to-market adjustment (2)	—	—	—	—	7.7	1.2%	0.05	0.04	—	—	—	—
Inventory step-up	0.1	0.0%	0.00	0.00	0.1	0.0%	0.00	0.00	—	—	—	—
Exclude discrete tax adjustments (3)	(7.7)	-1.1%	(0.05)	(0.04)	1.4	0.2%	0.01	0.01	(30.1)	-6.1%	(0.17)	(0.17)
Non-GAAP tax adjustments	(1.9)	-0.3%	(0.01)	(0.01)	(7.8)	-1.2%	(0.05)	(0.04)	(3.5)	-0.7%	(0.02)	(0.02)
Convertible share adjustment (4)	—	—	—	0.04	—	—	—	0.03	—	—	—	0.01

Net income — non-GAAP (4)	$172.5	24.5%	$1.04	$1.00	$152.7	23.3%	$0.91	$0.88	$94.6	19.1%	$0.55	$0.54

GAAP and non-GAAP weighted average common shares — basic	166.6				167.3				173.5
GAAP weighted average common shares — diluted	180.7				181.8				177.0
Exclude dilutive shares related to convertible note transaction	(7.3)				(7.3)				(2.2)

Non-GAAP weighted average common shares — diluted	173.4				174.5				174.8

(1) Restructuring and other consists of:
	Quarter Ended
	March 29, 2020				December 31, 2019				March 31, 2019
Contingent consideration fair value adjustment	$(10.0)				$(2.8)				$3.0
Acquisition related expenses and compensation	1.4				0.2				1.3
Employee severance	0.7				0.5				0.8
Other	0.3				—				—

	$(7.6)				$(2.1)				$5.1

(2)

For the quarters ended March 29, 2020, December 31, 2019, and March 31, 2019, adjustment to exclude non-cash convertible debt interest expense. For the quarter ended December 31, 2019 adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting and adjustment to exclude RealWear $15.0 million investment impairment.

(3)

For the quarters ended March 29, 2020, December 31, 2019, and March 31, 2019, adjustment to exclude discrete income tax items. For the quarter ended March 31, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return.

(4)

For the quarters ended March 29, 2020 and December 31, 2019, the non-GAAP diluted EPS calculation adds back $1.3 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 5.5 million and 5.4 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Second Quarter 2020 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$690 million	to	$800 million
GAAP net income per diluted share	$0.76		$1.05
Exclude acquired intangible assets amortization	0.06		0.06
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.02)		(0.02)
Convertible share adjustment	0.04		0.05

Non-GAAP net income per diluted share	$0.86		$1.16

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations